Exhibit 10.2

THE TRAVELERS SEVERANCE PLAN

(effective April 1, 2004)

I.                                         PURPOSE AND APPLICATION

I.1 Purpose:  The purpose of the Plan is to provide severance payments to certain employees of the Company and of those Affiliates that have adopted this Plan in the event such employees’ employment is terminated in specified circumstances.

I.2 Application:  The Plan as set forth herein applies to Employees who are terminated on or after April 1, 2006.  This Plan document supersedes and replaces any severance plan, program or policy maintained by an Employer prior to April 1, 2006.

II.                                     DEFINITIONS

The following words and phrases, when used herein, unless their context clearly indicates otherwise, shall have the following respective meanings.

II.1                              “Administrator” means the Company, acting through the person, persons or committee delegated administrative authority pursuant to Article V.

II.2                              “Affiliate” means an entity on whose board of directors or other governing body the Company (directly or indirectly through one or more subsidiaries) has representation by virtue of its ownership of capital stock or other interest.  However, under no circumstances does the term include any venture capital company in which the Company or an Affiliate may, from time to time, have invested.

II.3                              “Company” means The Travelers Companies, Inc. or any successor corporation by merger, consolidation or purchase or otherwise which elects to adopt the Plan.

II.4                              “Conduct Harmful or Prejudicial to the Company” means any act or omission whether or not occurring during the course of employment, that the Administrator, in its sole discretion, determines to be detrimental to the interests of the Company or an Affiliate, including, but not limited to, violation of any Employer policy relating to illegal drugs, discrimination, sexual or other discriminatory harassment, alcohol, misconduct, gambling, firearms or possession of weapons, theft, destruction or misuse of company property, conflicts of interest, use of insider information, use or disclosure of confidential information, bribes and harming or threatening to cause harm to coworkers or business associates.

II.5                              “Employee” means a common law employee who, as of the date of Termination of Employment, is employed by an Employer as a non-temporary, Regular Status Full-Time Employee or Regular Status Part-Time Employee under classifications established and uniformly applied by the Employer, provided that the Employee is employed by an Employer or an Affiliate on or after April 1, 2006.  The term Employee shall not include any individual who performs services for the Company or an Affiliate (i) through, and is paid by, a third party (including but not limited to an employee leasing or staffing agency), or (ii) pursuant to a contract or agreement (whether written or verbal) which provides that such individual is an independent contractor or consultant, even if such individual is subsequently determined to be a common law employee of an Employer.

II.6                              “Employer” means the Company and each Affiliate that, with the approval of the Executive Vice President - Human Resources of the Company, has adopted the Plan.  In the event an Employer ceases to be an Affiliate for any reason (including, but not limited to, the sale or disposition of the stock of the Employer by the Company or an Affiliate), the Employer shall immediately cease to be an Employer.

II.7                              “Specified Employee” means an Employee who is a key employee, as that term is defined in Internal Revenue Code (“Code”) Section 416(i), without regard to Code section 416(i)(5).  An Employee is a Specified Employee for the twelve (12)-month period beginning April 1 and ending the following March 31 if he/she was a key employee any time during the twelve (12)-month period ending on the December 31 preceding such April 1.

II.8                              “Offer of Continued Employment” means a job offer to an Employee by the Company or an Affiliate prior to the Employee’s Termination of Employment (or, in the case of a sale or transfer of all or any portion of the business operation of the Company or an Affiliate, an offer by the purchaser or transferee or any affiliate of such purchaser or transferee, or, in the case of the outsourcing of a job function to a third-party service provider, an offer by the third-party service provider or an affiliate of such provider) for a position (i) with base compensation equal to or greater than the Employee’s current base compensation; and (ii) which allows the Employee to work at his/her then current work site or within thirty (30) miles of his/her current work site (or, in the case of virtual office employees, within thirty (30) miles from the office to which the Employee is assigned) or at a location that is closer to the Employee’s current residence than is the Employee’s current work site.  In the case of a sale or transfer of all or any portion of the business operation of the Company or an Affiliate (by means of a stock or asset disposition, or similar transaction), the sale or transfer agreement may explicitly or implicitly modify the definition of “Offer of Continued Employment” for purposes of this Plan.

II.9                              “Reduction in Force” or “RIF” means a Termination of Employment initiated by an Employer solely due to a reduction in force or the elimination of an Employee’s position. An Employee will not be treated as having had a Termination of Employment due to a RIF if: (i) the Employee’s employment is terminated due to inadequate job performance or for Conduct Harmful or Prejudicial to the Company, even if the Employer chooses not to replace such Employee or fill the Employee’s position or (ii) the Employee declines an Offer of Continued Employment by the Company or an Affiliate prior to the Employee’s Termination of Employment, whether that Offer of Continued Employment was made before or after Written Notice of Termination was provided to the Employee.  An Employee who is on a disability leave at the time of a RIF will be treated as having had a Termination of Employment due to a RIF if (a) the Employee recovers from his/her disability and provides the Employer with written notice of his/her intent to return to work for the Company or an Affiliate, along with a physician’s certification that the Employee is able to return to work, prior to his/her Termination of Employment (both the notice must be given, and the Employee must be able to return to work, prior to Termination of Employment), and (b) the Employee does not receive an Offer of Continued Employment by the Company or an Affiliate within sixty (60) days after the date the Employer receives written notice of the Employee’s intent to return to work.

II.10                       “Regular Status, Full-Time Employee” means a common-law employee who works a regular schedule of hours which is at least the customary number of hours per week assigned by his/her office.

II.11                       “Regular Status, Part-Time Employee” means a common-law employee who works a regular schedule of hours which is less than the customary number of hours per week assigned by his/her office.

II.12                       “Severance Payments” or “Severance Benefits” means the benefits payable to an Employee who, in accordance with Article III, is eligible for such benefits in the amount and form set forth in the appropriate Severance Payment Schedule.

II.13                       “Severance Payment Schedule” or “Schedule” means the schedules attached hereto and incorporated herein, as amended from time to time, which set forth the amount, form of, and additional conditions for entitlement to Severance Benefits payable under this Plan.

II.14                       “Termination of Employment” means, for purposes of determining an Employee’s entitlement to Severance Payments under this Plan, a complete severance of an Employee’s employment relationship with the Company and all Affiliates.  Accordingly, a transfer of an Employee’s employment between the Company and an Affiliate, or among Affiliates, will not constitute a Termination of Employment.  In the event of an authorized leave of absence (including a disability leave), a Termination of Employment will be deemed to have occurred during or at the end of such leave in accordance with the employment policies of the Employer in effect and as amended from time to time.

An Employee who, in conjunction with a sale or transfer of all or any portion of the business operation of the Company or an Affiliate (by means of a stock or asset disposition, or similar transaction), transfers employment to the purchaser or transferee or to any affiliate of such purchaser or transferee, or is given an Offer of Continued Employment by the purchaser or transferee or any affiliate of such purchaser or transferee, shall not be treated as having incurred a Termination of Employment for purposes of this Plan. In addition, an Employee shall not be treated as having incurred a Termination of Employment merely because such Employee’s Employer ceases to be an Employer and/or an Affiliate under this Plan.

An Employee who, in connection with the outsourcing of a job function to a third-party service provider, transfers employment to the third-party service provider or an affiliate of such provider, or is given an Offer of Continued Employment by the third-party service provider or an affiliate of such provider, shall not be treated as having incurred a Termination of Employment for purposes of this Plan.

II.15                       “Voluntary Termination” means a Termination of Employment initiated by the Employee.

An Employee whose employment is involuntarily terminated in conjunction with a sale or transfer of all or any portion of the business operation of the Company or an Affiliate or the sale or transfer of substantially all of the assets used in a trade or business of an Employer or Affiliate, shall be deemed to have incurred a Voluntary Termination if the Employee declines an Offer of Continued Employment with the purchaser or transferee or with an affiliate of such purchaser or transferee.

Also, an Employee who has a Termination of Employment for any reason and who declines an Offer of Continued Employment by the Company or an Affiliate, shall be deemed to have a Voluntary Termination.

II.16                       “Waiver and Release” means a general release and waiver of claims, ordinarily in the form of a confidential separation agreement, executed by an Employee within the time limits established by the Employer in form and substance satisfactory to the Employer.  Such general release and waiver of claims shall include a non-solicitation clause, pursuant to which the Employee agrees not to solicit certain people or groups of people to discontinue their business and/or employment relationship with the Company for a period of time to be specified in the Waiver and Release.

II.17                       “Written Notice of Termination” means a formal, written communication from an Employer to the Employee informing the Employee that his/her employment will be terminated on a date certain in the future.

II.18                       “Years of Service” means an Employee’s years of service based on the applicable Service Date as noted in the employee’s employment record in the Company’s human resource system.  This date reflects the continuous service date or the adjusted service date for employees who have had a break in service and are eligible for service restoration based on the terms of the Travelers Pension Plan or any prior applicable pension plan.

Notwithstanding the foregoing, if an Employee received Severance Benefits for a previous period of employment, that Employee will be eligible for Severance Benefits with respect to Years of Service commencing with the Employee’s most recent date of employment with the Company or an Affiliate (while it is an affiliate).  For purposes of the preceding sentence, benefits paid under the Travelers Pension Plan (or a predecessor pension plan) with respect to any previous period of employment will not be considered Severance Benefits.

III.                                 ELIGIBILITY FOR SEVERANCE PAYMENTS

III.1                          Reduction in Force:  If, in the discretion of the Administrator, an Employee experiences a Termination of Employment due to a Reduction in Force and, except as otherwise provided in Schedule A, the Employee executes a Waiver and Release, the Employee will be eligible for the Severance Payments specified in Schedule A.

III.2                          Termination for Conduct Harmful or Prejudicial to the Company:  An Employee who has a Termination of Employment for Conduct Harmful or Prejudicial to the Company shall not be entitled to any severance payment hereunder.

III.3                          Voluntary Termination:  An Employee who experiences a Voluntary Termination or who has a Termination of Employment due to his death or disability shall not be entitled to any severance payment hereunder.

III.4                          Employment or Other Agreements:  For an Employee whose employment is terminated under circumstances that entitle that Employee to receive payments upon separation of employment pursuant to a written employment or other separation agreement, no payments will be made under this Plan.

III.5                          Termination for Unsatisfactory Performance.  An Employee who is terminated for unsatisfactory performance, as determined within the sole discretion of the Company, shall not be entitled to any severance payment hereunder.

III.6                          Termination due to Death After Receiving Written Notice of Termination But Before Executing Waiver and Release.  An Employee who dies after receiving Written Notice of Termination but before executing a Waiver and Release shall not be entitled to any severance payment hereunder.

III.7                          Other Terminations:  An Employee shall not be entitled to Severance Benefits if the severance of his/her employment relationship with the Company and its Affiliates is not considered a Termination of Employment for purposes of this Plan; further, an Employee whose Termination of Employment is not described in Section III.1 shall not be entitled to Severance Benefits even if the Termination of Employment is not excluded under Sections III.2., III.3., III.4., III.5 or III.6.

III.8                          Modified Severance Benefits:  Notwithstanding the foregoing provisions of this Article III or the provisions of any Severance Payment Schedule to the contrary, an Employer may, in its sole discretion, provide severance benefits less than or in excess of the Severance Benefits, if any, otherwise payable under this Plan to an Employee who has a Termination of Employment.  An Employer shall have no obligation to provide additional benefits to any Employee under this Section III.8 and need not make benefit grants under this Section on a uniform basis to similarly-situated Employees.

III.9                          Statutory or Other Severance Pay Benefits:  If any Employee is entitled to a statutory severance benefit pursuant to federal, state, local or other applicable law, or to any amounts payable pursuant to any other plan, policy of, or agreement with, the Company on account of Employee’s termination of employment, the severance pay benefit under this Plan shall be reduced by the amount of such statutory or other severance benefit.

IV.                                PAYMENT AND CLAIMS PROCEDURES

IV.1                         Withholding:  The Employer shall withhold from the Severance Benefits paid hereunder all federal and state income and FICA taxes and any other amounts required to be withheld.

IV.2                         Death of Employee:  If an Employee dies after receiving Written Notice of Termination, executing a Waiver and Release, and before receiving full payment of Severance Benefits, the Employer shall pay the remaining amounts due to the Employee’s estate, unless the Employee designates a different payee on a form and in such manner as is prescribed by the Administrator.  Any payee will be required to execute a Waiver and Release similar to that required of the Employee, as if the Employee had not died, in order to receive payment of Severance Benefits not otherwise required to be paid by law.

IV.3                         Effect on Other Benefits:  The period for which Severance Payments may be computed and the payments provided under this Plan shall not constitute employment, compensation or salary for purposes of determining participation in or the benefits under this or any other benefit plan of the Company or an Affiliate, unless otherwise expressly provided under the terms of such plan.  An Employee’s entitlement to other types of benefits (e.g., retirement benefits or stay pay) will not affect an Employee’s entitlement to, or the amount of, Severance Benefits under the Plan, except as expressly provided by the governing plan or by agreement.

IV.4                         Reduction for Debt:  Consistent with applicable law, the amounts payable to an Employee under an applicable Severance Payment Schedule are subject to reduction for any amounts the Employee owes to the Company or an Affiliate as determined by the Administrator.

IV.5                         Severance Claim Procedure:

(a)                                  Written Notice of Amount of Severance Benefits

No later than ten (10) days after an Employee’s Termination of Employment due to a Reduction in Force, or such other point in time as determined by the Administrator, the Administrator will provide the Employee with a written notice (“Notice”) of the amount of Severance Benefits payable to the Employee under the Plan and what conditions the Employee must meet to receive payment of Severance Benefits (e.g., execution of a Waiver and Release).

(b)                                  Claim for Benefits

If an Employee is denied Severance Benefits or objects to the amount of benefits provided, the Employee may file a written claim for benefits with the Administrator objecting to the denial of benefits or the amount of benefits payable under the Plan.

Not later than ninety (90) days after receipt of such claim, the Administrator will render a written decision on the claim to the Employee.  If the claim is denied in whole or in part, such decision will include: the reasons for the denial; a description of any additional material or information necessary for the Employee to perfect the claim; an explanation as to why such information or material is necessary; and an explanation of the Plan’s claim procedure.

(c)                                  Appeal of Administrative Committee’s Determination

No later than sixty (60) days after receiving the Administrator’s written decision, if the Employee disagrees with the decision and wants to pursue the matter further, the Employee or the Employee’s representative must file with the Administrator a written request for review of the Administrator’s decision, and the Employee or the Employee’s representative may thereafter review Plan documents that relate to the claim and submit written comments to the Administrator.  No later than sixty (60) days after the Administrator’s receipt of the request for review, the Administrator should render a written decision on the claim, which decision will include the specific reasons for the decision, including references to specific Plan provisions where appropriate.

The Administrator may extend the ninety (90)- and sixty (60)- day periods during which the Administrator should respond to the claimant by up to an additional ninety (90) or sixty (60) days, respectively, if special circumstances so require and if notice of such extension is given to the Employee prior to the expiration of the initial ninety (90)- or sixty (60)- day period.  Failure on the part of the Employee to respond to an Administrator’s written decision on a timely basis as described above, will be regarded by the Employer as a waiver of any continued rights under the Severance Claim Procedures described in this Section.

Any failure by the Administrator to respond to a written request for review shall be deemed a denial of the request, based on the same grounds identified in the initial written decision of the Administrator.

IV.6                         Statute of Limitations

The claims procedure in Sec. IV.5 is mandatory.  If an Employee has completed the entire claims procedure and still disagrees with the outcome of the Employee’s claim, the Employee may commence a civil action under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  The Employee must commence such civil action within one year of the date of the final denial under Sec. IV.5(d) above.  If the Employee does not commence such civil action within one year of the date of the final denial, the Employee will waive all rights to relief under ERISA.

V.                                    PLAN ADMINISTRATION

V.1                             Administration:  The Company, in its capacity as Administrator of the Plan, shall have overall responsibility for the administration and operation of the Plan, including the authority and discretion to:

(a)                                  construe and interpret this document (or any form or other document established for use in the administration of the Plan);

(b)                                 determine all questions, whether legal or factual, arising in the administration, interpretation and application of the Plan, including, but not limited to the entitlement of any Employee to Severance Payments and, subject to the Employer’s exercise of discretion under Section III.8, the amount of Severance Payments to be made to any Employee, and the decisions of the Administrator shall be final and binding upon the Employee and the Employer;

(c)                                  communicate the Plan and its eligibility requirements to Employees;

(d)                                 prepare and furnish to Employees all information required under Federal law or provisions of the Plan to be furnished to them;

(e)                                  have prepared and filed all reports or other information required under Federal law to be provided to any governmental entity; and

(f)                                    hear, review and determine claims for benefits.

The Company, in its capacity as sponsor of the Plan (or any other Employer under the circumstances described in Section VI.1, and in its capacity as sponsor of the Plan), is responsible for determining the form and substance of any Waiver and Release required as a condition to the receipt of Severance Benefits under the Plan.  Such Waiver and Release, to the extent it provides Severance Benefits to the Employee, will be deemed to form part of the Plan once executed by the Employee, and Company, as Administrator of the Plan, will have the authority and discretion specified above with respect to such Waiver and Release.

V.2                             Delegation of Authority:  The Company, by action of its chief executive officer, may delegate authority to a person, persons or committee to act on behalf of the Company in its capacity as Administrator of the Plan.  In the absence of such delegation, the Executive Vice President – Human Resources shall act on behalf of the Company in its capacity as Administrator of the Plan.  Any person or committee with authority delegated by the Company (including a delegation pursuant to the default provision of the prior sentence) may further delegate, from time to time, authority to such person or persons as he/she/it deems advisable and may revoke any such delegation of authority.  Any action by a delegate in the exercise of delegated authority shall be action on behalf of the Administrator and shall have the same force and effect as if such action was taken by the Company in its capacity as Administrator of the Plan.

V.3                             Exercise of Authority:  The Company, in its capacity as Administrator of the Plan, and any person or committee who acts on behalf of the Administrator, may exercise authority in its/his/her full discretion, subject only to the duties imposed under ERISA.  This discretionary authority includes, but is not limited to, the authority specified in Section V.1. The exercise of authority will be binding upon all persons; and it is intended that the exercise of authority be given deference in all courts of law to the greatest extent allowed under law, and that it not be overturned or set aside by any court of law unless found to be arbitrary and capricious.

VI.                                MISCELLANEOUS PROVISIONS

VI.1                         Amendment and Termination:  The Company, in its capacity as sponsor of the Plan, may at any time and without prior notice, amend or terminate this Plan or any Severance Payment Schedule.  Any amendment or termination of this Plan or Severance Payment Schedule shall be by written instrument signed by the Company’s Executive Vice President – Human Resources.

Any Affiliate may, with the approval of the Company’s Executive Vice President - Human Resources, adopt this Plan and become an Employer hereunder or withdraw from the Plan.  Each Employer under this Plan may, in its capacity as sponsor of the Plan and with the approval of the Company’s Executive Vice President - Human Resources, design, adopt and amend its own Severance Payment Schedule and Waiver and Release.  The adoption, amendment or termination of a Schedule by an Employer hereunder shall be by written instrument signed by an officer of the Employer and the Company’s Executive Vice President - Human Resources.  By adopting the Plan, each Employer consents to:

(a)                                  administration of the Plan by the Company; and

(b)                                 any amendment adopted by the Company, except as provided above with respect to its own Severance Payment Schedule or Waiver and Release.

The Company by amendment or termination of the Plan, or any Employer by amendment of its Severance Payment Schedule, or by withdrawal from the Plan, may reduce or eliminate any Severance Benefits that have not been fully paid prior to the date the amendment, termination or withdrawal is executed.  Notwithstanding the foregoing, however, an amendment, termination or withdrawal may not reduce or eliminate any Severance Benefits that are conditioned upon execution of a Waiver and Release after the Employee has been provided a copy of the Waiver and Release for his/her signature.

VI.2                         Source of Payment:  Severance Benefits payable under this Plan to any Employee shall be paid directly out of the general assets of such Employee’s Employer.  An Employer is not responsible for (and has no contractual obligation with respect to) Severance Benefits payable to an Employee who is or was employed with another Employer.  If an Employee is concurrently employed with two or more Employers, each will be responsible for the Severance Benefit attributable to employment with that Employer.

VI.3                         Governing Law:  This Plan, to the extent not preempted by ERISA or any other federal law, shall be governed by and construed in accordance with the laws of Minnesota.  The Plan is intended to be an employee welfare benefit plan within the meaning of Section 3(1) of ERISA.

VI.4                         Interests Not Transferable:  Except as to withholding of any tax under the laws of the United States or any state or locality, no Severance Benefits payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind.  Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such Severance Benefits, whether currently or thereafter payable, shall be void.  No person shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits.  If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber his Severance Benefits under the Plan, or if by any reason of his bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Administrator, in its sole discretion, may terminate the interest in any such benefits of the person entitled thereto under the Plan and hold or apply them for or to the benefit of such person entitled thereto under the Plan or such person’s spouse, children or other dependents, or any of them, in such manner as the Administrator may deem proper.

VI.5                         Employment Rights:  Establishment of the Plan shall not be construed to in any way modify the parties’ at-will employment relationship, or to give any Employee the right to be retained in the Company’s or any Affiliate’s service or to any benefits not specifically provided by the Plan.  The right of an Employer to terminate the employment relationship of an Employee (or to accelerate the termination date) will not in any way be affected by the terms of this Plan or any Waiver and Release.

VI.6                         Severability:  Any provision herein that may be unenforceable will be deemed severed from the remainder hereof, with such remaining provisions being given full force and effect.

VI.7                         Gender and Number:  Words in the masculine gender shall include the feminine, and the plural shall include the singular and the singular shall include the plural.

THE TRAVELERS SEVERANCE PLAN

(effective April 1, 2004)

Severance Payment Schedule A

Effective For Terminations From

The Travelers Companies

This Schedule A applies to Terminations of Employment due to a Reduction in Force (“RIF”).  Except as otherwise expressly provided in this Schedule A, in order to be eligible for the Severance Benefits detailed below, the Employee must first execute a Waiver and Release of all claims against the Employer in the form provided to the Employee by the Employer.

I.                                         Amount of Severance Benefit

The Employee will be eligible to receive a Severance Benefit in an amount equal to two (2) weeks of his/her base salary as of the date of termination for each full Year of Service with a minimum payment equal to four (4) weeks of base salary and a maximum payment equal to fifty-two (52) weeks of base salary.

The Employee will receive this Severance Benefit in periodic payments (paid in accordance with the Company’s payroll practices) beginning as soon as reasonably practicable following the later of:  (i) the date on which the Employee has a Termination of Employment due to a RIF; or (ii) twenty-five (25) days after the Employee executes the Waiver and Release in the form provided to the Employee by the Employer.

If the Employee is re-employed by the Company or an Affiliate at a date subsequent to the start of payment of Severance Benefits under this Schedule, as a condition of re-employment, any payments outstanding under the terms of this Plan will cease.

Notwithstanding the above, the Severance Benefit payable to any Employee covered by Schedule B will be determined under Schedule B, subject to possible reduction under Section II of this Schedule A, and with the additional benefits described in Sections III and IV of this Schedule A.

II.                                     Possible Reduction in Severance Benefits and Adjustment in Separation Date

If, after being informed of his/her Termination of Employment, an Employee engages in insubordinate conduct, is disruptive in the workplace, engages in conduct that otherwise damages the morale of his/her work unit or the office as a whole, produces a significantly or consistently inferior work product or abandons his/her job by taking repeated unapproved absences, the Employer has the right to terminate the Employee immediately and accelerate the Employee’s date of Termination of Employment, even if Employee has already executed his/her Waiver and Release.  Where the Employer invokes this right, the Employee will be provided with an accelerated Termination of Employment date and will be removed from the payroll and the Employer’s benefit plans as of the new, earlier Termination of Employment date.  In addition, the Employer will have the right to reduce the Employee’s Severance Benefits consistent with the earlier Termination of Employment date and, depending on the seriousness of the performance issues, the Employer may also terminate entitlement to Severance Benefits.

If, after being informed of his/her Termination of Employment, an Employee accelerates his/her Termination of Employment date due to death or Voluntary Termination, the Employer will have the right to reduce the Employee’s Severance Benefits consistent with the earlier Termination of Employment date and, except in the case of a Termination of Employment due to the Employee’s death, the Employer may also terminate entitlement to Severance Benefits.

III.                                 Relocation

An Employee who has relocated to his/her current work site at the request of the Employer or as part of an initial Offer of Employment and who, within twenty-four (24) months of such relocation, or, in the case of an initial Offer of Employment, within twenty-four (24) months of such Offer of Employment, has a Termination of Employment due to a RIF, will receive relocation benefits corresponding to the current Travelers’ employee relocation plan that is closest to the plan originally provided to Employee, provided that: (i) the Employee relocates within three (3) months of the date of Termination of Employment; and (ii) in the latest relocation, the Employee moves to a primary residence in one of the forty-eight (48) contiguous states within the United States of America.  An Employee will be considered to have relocated on the date on which he/she has actually physically relocated to a new location.  Proof of a rental or lease agreement or of an Offer of Purchase for property in the new location may be required.

IV.                                 Outplacement Services

An Employee who has a Termination of Employment due to a RIF will receive, at the Employer’s expense, professional outplacement services.  The cost, duration and content of these services shall be determined by the Employer and may be modified from time to time without notice to the general Employee population.  The Employee will not be required to sign a Waiver and Release as a condition to receiving such outplacement services.  An Employee who has a Voluntary Termination after receiving Written Notice of Termination, but before the Termination of Employment date specified in the Notice, will receive no additional outplacement services.

No other benefits are available under this Schedule A on account of an Employee’s Termination of Employment.

THE TRAVELERS SEVERANCE PLAN

(effective April 1, 2004)

Severance Payment Schedule B

Executive Severance Policy

This Schedule B applies to Terminations of Employment due to a Reduction in Force (“RIF”) that occur on or after September 28, 2005 with respect to any Employee who is serving the Employer in a position of Executive Vice President, Senior Vice President or Vice President.  For purposes of this Schedule B, an Employee serving the Employer in a position of Vice Chairman will be considered an Executive Vice President.  In order to be eligible for the Severance Benefits described below, the Employee must first execute a Waiver and Release of all claims against the Employer in the form provided to the Employee by the Employer.

For purposes of this Schedule B, “total monthly cash compensation” equals one twelfth (1/12) of the Employee’s annual base salary in effect at the time of his/her Termination of Employment plus one twelfth (1/12) of the average of his/her two most recent cash payments under the annual incentive compensation plan of the Company.

I.                                         This Section I of Schedule B applies to Terminations of Employment due to RIF by Employees who are Executive Vice Presidents.

The Employee will be eligible to receive a Severance Benefit in an amount equal to the number of months specified in the chart below (determined based on his/her Years of Service at Termination of Employment) multiplied by his/her total monthly cash compensation:

	Years of Service
	Less than 5	5 but less than 10	10 or more
Months of Severance Benefit	18	21	24

The Severance Benefit will be paid as follows:

A.                                 No amount will be paid until the first day of the seventh month following the Employee’s Termination of Employment.

B.                                   On the first day of the seventh month following the Employee’s Termination of Employment, or as soon as administratively practicable thereafter, the Employee will receive a single lump-sum payment equal to one-half of his/her annual base salary in effect at Termination of Employment.

C.                                   Starting with the seventh month following the Employee’s Termination of Employment and continuing for a total of six (6) months, the Employee will receive a monthly amount (paid in accordance with the Company’s payroll practices) equal to one twelfth (1/12) of his/her annual base salary in effect at the time of his/her Termination of Employment

D.                                  On the first day of the month following the one year anniversary of the Employee’s Termination of Employment, or as soon as administratively practicable thereafter, the Employee will receive a single lump-sum payment equal to his/her total Severance Benefit calculated above, reduced by the previous payments made to the Employee under A., B., and C.

II.                                     This Section II of Schedule B applies to Terminations of Employment due to RIF by Employees who are Senior Vice Presidents.

The Employee will be eligible to receive a Severance Benefit in an amount equal to the number of months specified in the chart below (determined based on his/her Years of Service at Termination of Employment) multiplied by his/her total monthly cash compensation:

	Years of Service
	Less than 5	5 but less than 10	10 or more
Months of Severance Benefit	12	15	18

The Severance Benefit will be paid as follows:

A.                                 No amount will be paid until the first day of the seventh month following the Employee’s Termination of Employment.

B.                                   On the first day of the seventh month following the Employee’s Termination of Employment, or as soon as administratively practicable thereafter, the Employee will receive a single lump-sum payment equal to one-half of his/her annual base salary in effect at Termination of Employment.

C.                                   Starting with the seventh month following the Employee’s Termination of Employment and continuing for a total of six (6) months, the Employee will receive a monthly amount (paid in accordance with the Company’s payroll practices) equal to one twelfth (1/12) of his/her annual base salary in effect at the time of his/her Termination of Employment

D.                                  On the first day of the month following the one year anniversary of the Employee’s Termination of Employment, or as soon as administratively practicable thereafter, the Employee will receive a single lump-sum payment equal to his/her total Severance Benefit calculated above, reduced by the previous payments made to the Employee under A., B., and C.

III.                                 This Section III of Schedule B applies to Terminations of Employment due to RIF by Employees who are Vice Presidents.

The Employee will be eligible to receive a Severance Benefit in an amount equal to the number of months specified in the chart below (determined based on his/her Years of Service at Termination of Employment) multiplied by his/her total monthly cash compensation:

	Years of Service
	Less than 5	5 but less than 10	10 or more
Months of Severance Benefit	6	9	12

The Severance Benefit will be paid as follows:

A.                                 In the case of an Employee who is not a Specified Employee, such Employee will receive a monthly amount (paid in accordance with the Company’s payroll practices) equal to one twelfth (1/12) of his/her annual base salary in effect at the time of his/her Termination of Employment, with payments commencing as soon as administratively practicable following the later of (i) the date of the Employee’s Termination of Employment; or (ii) twenty-five (25) days after the Employee executes the Waiver and Release in the form provided to the Employee by the Employer.  Such payments will continue until the total payments to the Employee equal the full Severance Benefit calculated above (with the final payment being equal to the full Severance Benefit minus all prior monthly payments) or until twelve (12) monthly payments have been made, whichever occurs first.

B.                                   If a Severance Benefit remains after the monthly payments have been made under A., then, on the first day of the month following the last such monthly payment, the Employee will receive a single lump-sum payment equal to his/her total Severance Benefit calculated above, reduced by the previous payments to the Employee made under A.

In the case of an Employee who is a Specified Employee, such Employee’s Severance Benefit will be paid as follows:

A.                                 No amount will be paid until the first day of the seventh month following the Employee’s Termination of Employment.

B.                                   On the first day of the seventh month following the Employee’s Termination of Employment, or as soon as administratively practicable thereafter, the Employee will receive a single lump-sum payment equal to one-half of his/her annual base salary in effect at Termination of Employment.

C.                                   Starting with the seventh month following the Employee’s Termination of Employment, the Employee will receive a monthly amount (paid in accordance with the Company’s payroll practices) equal to one twelfth (1/12) of his/her annual base salary in effect at the time of his/her Termination of Employment. Such payments will continue until the total payments to the Employee made under B. and C. equal the full Severance Benefit calculated above (with the final payment being equal to the full Severance Benefit minus all prior payments made under B. or C.) or until six (6) monthly payments have been paid, whichever occurs first.

D.                                  If a Severance Benefit remains after the payments have been made under B. and C., then, on the first day of the month following the last such monthly payment, the Employee will receive a single lump-sum payment equal to his/her total Severance Benefit calculated above, reduced by the previous payments to the Employee made under B and C.